Exhibit 99.1

Nuverra Environmental Solutions

Amends $325 Million Bank Credit Facility

Scottsdale, AZ — September 30, 2013 — Nuverra Environmental Solutions, Inc. (NYSE: NES) today announced that it has entered into an amendment (the “Amendment”) of its existing $325 million credit facility (the “Facility”). The Amendment increases the permissible maximum total debt leverage ratio, as defined in the Company’s existing Facility, to the following terms:

As of:	Amended	Existing
September 30, 2013	4.75x	4.00x
December 31, 2013	4.50x	4.00x
March 31, 2014	4.25x	4.00x
June 30, 2014	4.00x	3.75x
September 30, 2014 & thereafter	3.75x	3.75x

The pricing of the Facility is unchanged by the Amendment.

“We proactively amended our credit agreement to reinforce to investors that we have ample liquidity to operate our business and evaluate potential acquisitions as they become available,” said Mark D. Johnsrud, Chief Executive Officer of Nuverra Environmental Solutions. “Additionally, the continued support of our bank group should help assure the investment community that we have the liquidity needed to scale our business.”

About Nuverra Environmental Solutions, Inc.

Nuverra is an environmental solutions company. The Company is one of the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to our customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, waste water, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to a collection of customers that demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues,

Nuverra Environmental Solutions

adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc. and Badlands Power Fuels, LLC; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://nuverra.com/. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

nuverra@tpg-ir.com

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